EXHIBIT 21


                                    State of Incorporation

  Subsidiaries of Indiana Energy,
  Inc., (Parent) -

    Indiana Gas Company, Inc.                   Indiana
      Richmond Gas Corporation                  Indiana
      Terre Haute Gas Corporation               Indiana
    IEI Investments, Inc.                       Indiana
      Energy Realty, Inc.                       Indiana
      IGC Energy, Inc.                          Indiana
        Indiana Energy Services, Inc.           Indiana